UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2006

BEAR STEARNS MORTGAGE FUNDING TRUST 2006-SL4
(Exact name of issuing entity as specified in its charter)

BEAR STEARNS ASSET BACKED SECURITIES I LLC
(Exact name of depositor as specified in its charter)

EMC MORTGAGE CORPORATION
(Exact name of sponsor as specified in its charter)

Delaware	333-131374-26	20-0842986
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

383 Madison Avenue New York, New York		10179
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (212) 272-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.03.	Change in Credit Enhancement or Other External Support.
(a)	Not applicable
(b)	Not applicable
(c)	Material Change to Enhancement or Support:
On November 29, 2006, Bear Stearns Capital Markets Inc. transferred its obligations and rights as the swap provider under the Interest Rate Swap Agreement, including the Credit Support Annex, dated November 10, 2006 (the "Interest Rate Swap Agreement"), between Bear Stearns Capital Markets Inc., as swap provider, and LaSalle Bank National Association, as supplemental interest trust trustee with respect to Bear Stearns Mortgage Funding Trust 2006-SL4, to Bear Stearns Financial Products Inc. pursuant to the Novation Agreement, dated November 29, 2006 (the "Novation Agreement"), among Bear Stearns Capital Markets Inc., as transferor, Bear Stearns Financial Products Inc., as transferee, and LaSalle Bank National Association, as supplemental interest trust trustee.

Bear Stearns Financial Products Inc. ("BSFP"), a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly-owned subsidiary of The Bear Stearns Companies Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date hereof, BSFP maintains a ratings classification of “AAA” from Standard & Poor’s and “Aaa” from Moody’s. BSFP will provide upon request, without charge, to each person who receives the Prospectus Supplement, dated November 8, 2006 (the "Prospectus Supplement"), including the Prospectus to which it relates, dated October 18, 2006, with respect to Bear Stearns Mortgage Funding Trust 2006-SL4, Mortgage-Backed Certificates, Series 2006-SL4, a copy of (i) the ratings analysis from each of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc., the sponsor and the depositor.

In addition to the substitution of swap provider, the Novation Agreement changes the definition of "Threshold Amount" relating to the Cross-Default provision of the ISDA Master Agreement, from 3% of Shareholder's Equity of the swap provider, or Eligible Guarantor, if applicable, to $100,000,000.

Capitalized terms used herin but not defined herin shall have the meanings assigned to them in the Novation Agreement and the Interest Rate Swap Agreement.

More information about the Interest Rate Swap Agreement can be found in the Prospectus Supplement previously filed by the depositor.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.
(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits:

Exhibit No.	Description
10.1
The Novation Agreement, dated as of November 29, 2006, among Bear Stearns Capital Markets Inc., as transferor, Bear Stearns Financial Products Inc., as transferee, and LaSalle Bank National Association, as supplemental interest trust trustee, including the Interest Rate Swap Agreement and the Credit Support Annex, dated as of November 29, 2006, between Bear Stearns Financial Products Inc., as swap provider, and LaSalle Bank National Association, as supplemental interest trust trustee.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

BEAR STEARNS ASSET BACKED SECURITIES I LLC
By: EMC Mortgage Corporation, as Master Servicer

Dated: December 5, 2006	/s/ Mark Novachek
By: EMC Mortgage
Name: Mark Novachek
Title: SVP Financial Operations

EXHIBIT INDEX

Exhibit No.	Description
10.1
The Novation Agreement, dated as of November 29, 2006, among Bear Stearns Capital Markets Inc., as transferor, Bear Stearns Financial Products Inc., as transferee, and LaSalle Bank National Association, as supplemental interest trust trustee, including the Interest Rate Swap Agreement and the Credit Support Annex, dated as of November 29, 2006, between Bear Stearns Financial Products Inc., as swap provider, and LaSalle Bank National Association, as supplemental interest trust trustee.